As filed with the Securities and Exchange Commission on May 14, 2014

Registration No. 333-195523

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aspen Aerogels, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3990	04-3559972
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 Forbes Road, Building B

Northborough, Massachusetts 01532

(508) 691-1111

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Donald R. Young

President and Chief Executive Officer

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, Massachusetts 01532

(508) 691-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sahir Surmeli, Esq. Thomas R. Burton, III, Esq. John T. Rudy, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000	John F. Fairbanks Vice President, Chief Financial Officer and Treasurer Aspen Aerogels, Inc. 30 Forbes Road, Building B Northborough, Massachusetts 01532 (508) 691-1111	Roxane F. Reardon, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 as amended (the “Securities Act”), check the following box.      ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (the “Form S-1”) of Aspen Aerogels, Inc. is being filed solely for the purpose of adding Exhibits to the original filing of the Form S-1, filed on April 28, 2014. Other than the addition of exhibits and corresponding changes to the exhibit index and signature page, the remainder of the Form S-1 is unchanged. Accordingly, the prospectus that forms a part of the Form S-1 is not reproduced in this Amendment No. 1. This Amendment No. 1 does not reflect events occurring after the filing date of the original Form S-1, or modify or update the disclosures therein in any way other than as required to reflect the amendment set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All of the amounts are estimated except the SEC registration fee, the FINRA filing fee and the NYSE listing fee.

Amount to be paid
SEC registration fee		$11,109
NYSE listing fee		*
FINRA filing fee		13,438
Printing and mailing		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue sky fees and expenses		*
Transfer agent and registrar		*
Miscellaneous		*

Total	$	*

*	To be provided by amendment.

Item 14.	Indemnification of Directors and Officers.

Our restated certificate of incorporation and restated by-laws that will be effective upon completion of the offering provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Chancery Court or the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article VI of our restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with our non-employee directors and will enter into similar agreements with certain officers, in addition to the indemnification provided for in our restated certificate of incorporation and restated by-laws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of our restated certificate of incorporation, restated by-laws, indemnification agreements and Delaware law is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, restated by-laws, indemnification agreements or law.

Reference is made to our undertakings in Item 17 with respect to liabilities arising under the Securities Act. Reference is also made to the form of underwriting agreement filed as Exhibit 1.1 to this registration statement for the indemnification agreements between us and the underwriters.

Item 15.	Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of common stock, convertible notes and warrants issued, and options granted, by us within the past three years that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such shares, convertible notes, warrants and options, and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. The following share and per share amounts reflect the share combination that occurred on August 20, 2013 in which every 10 shares of our common stock outstanding were combined into one share of our common stock and every 10 shares of our preferred stock outstanding were combined into one share of our preferred stock.

Issuances of Stock, Convertible Notes and Warrants

A. On March 17, 2011, one of our principal stockholders exercised warrants, issued in May 2001, to purchase 98 shares of our common stock at an exercise price of $0.030 per share. On August 1, 2011, one of our early investors exercised warrants, issued in March 2005 and June 2008, to purchase 138 shares of our common stock at an exercise price of $0.030 per share.

B. On June 1, 2011, we issued $26.0 million in aggregate principal amount of 8% convertible notes due 2016 to nine accredited investors. In accordance with their terms, the convertible notes have been accruing interest since the date of issuance. The principal amount plus accrued and unpaid interest of the convertible notes will automatically convert upon the closing of the offering made hereby into a number of shares of our common stock equal to the quotient obtained by dividing the unpaid principal amount of the convertible notes plus interest accrued but unpaid thereon, by 62.5% of the initial public offering price. Assuming the convertible notes convert on             , 2014 and an initial public offering price of $         per share, which is the mid-point of the price range set forth on the cover page of the prospectus included in this registration statement, the $26.0 million in principal amount plus accrued interest on the outstanding convertible notes will convert into approximately              shares of our common stock.

C. On June 14, 2011, we issued $4.0 million in aggregate principal amount of convertible notes to four accredited investors on the same terms as those described above in Item B. Assuming the convertible notes convert on             , 2014 and an initial public offering price of $         per share, which is the mid-point of the price range set forth on the cover page of the prospectus included in this registration statement, the $4.0 million in principal amount plus accrued interest on the outstanding convertible notes will convert into approximately              shares of our common stock.

D. On December 6, 2011, we issued $15.0 million in aggregate principal amount of 8% convertible notes due 2016 to 17 accredited investors. In accordance with their terms, the convertible notes have been accruing interest since the date of issuance. The principal amount plus accrued and unpaid interest of the convertible notes will automatically convert upon the closing of the offering made hereby into a number of shares of our common stock equal to the quotient obtained by dividing the unpaid principal amount of the convertible notes plus interest accrued but unpaid thereon, by 62.5% of the initial public offering price. Assuming the convertible notes convert on             , 2014 and an initial public offering price of $         per share, which is the mid-point of the price range set forth on the cover page of the prospectus included in this registration statement, the $15.0 million in principal amount plus accrued interest on the outstanding convertible notes will convert into approximately              shares of our common stock.

E. On March 1, 2012, we issued $0.8 million in aggregate principal amount of convertible notes to 29 accredited investors on the same terms as those described above in Item D (but with $0.3 million maturing in 2014). Assuming an initial public offering price of $         per share, which is the mid-point of the price range set forth on the cover page of the prospectus included in this registration statement, the $0.8 million in principal amount plus accrued interest on the outstanding convertible notes will convert into approximately              shares of our common stock.

F. On June 11, 2012, we issued $9.6 million in aggregate principal amount of 8% convertible notes due 2016 to 18 accredited investors. In accordance with their terms, the convertible notes have been accruing interest since the date of issuance. The principal amount plus accrued and unpaid interest of the convertible notes will automatically convert upon the closing of the offering made hereby into a number of shares of our common stock equal to the quotient obtained by dividing the unpaid principal amount of the convertible notes plus interest accrued but unpaid thereon, by 62.5% of the initial public offering price. Assuming the convertible notes convert on             , 2014 and an initial public offering price of $         per share, which is the mid-point of the price range set forth on the cover page of the prospectus included in this registration statement, the $9.6 million in principal amount plus accrued interest on the outstanding convertible notes will convert into approximately              shares of our common stock.

G. On July 17, 2012, we issued $0.6 million in aggregate principal amount of convertible notes to 26 accredited investors on the same terms as those described above in Item F (but with less than $0.1 million maturing in 2014). Assuming the convertible notes convert on             , 2014 and an initial public offering price of $         per share, which is the mid-point of the price range set forth on the cover page of the prospectus included in this registration statement, the $0.6 million in principal amount plus accrued interest on the outstanding convertible notes will convert into approximately             shares of our common stock.

H. On September 26, 2012, we issued $9.5 million in aggregate principal amount of convertible notes to seven accredited investors on the same terms as those described above in Item F. Assuming the convertible notes convert on             , 2014 and an initial public offering price of $         per share, which is the mid-point of the price range set forth on the cover page of the prospectus included in this registration statement, the $9.5 million in principal amount plus accrued interest on the outstanding convertible notes will convert into approximately              shares of our common stock.

I. On October 5, 2012, we issued $0.5 million in aggregate principal amount of convertible notes to two accredited investors on the same terms as those described above in Item F. Assuming the convertible notes

convert on             , 2014 and an initial public offering price of $         per share, which is the mid-point of the price range set forth on the cover page of the prospectus included in this registration statement, the $0.5 million in principal amount plus accrued interest on the outstanding convertible notes will convert into approximately              shares of our common stock.

J. On November 28, 2012, we issued $4.0 million in aggregate principal amount of convertible notes to three accredited investors on the same terms as those described above in Item F. On March 28, 2013 and May 6, 2013, these notes were cancelled in exchange for certain convertible notes and warrants described below in Items L, M, N and O.

K. On January 9, 2013, we issued $3.5 million in aggregate principal amount of convertible notes to 24 accredited investors on the same terms as those described above in Item F. On March 28, 2013 and May 6, 2013, these notes were cancelled in exchange for certain convertible notes and warrants described below in Items L, M, N and O.

L. On March 28, 2013, we issued $12.0 million in aggregate principal amount of 8% convertible notes due 2016 to 11 accredited investors. Of the $12.0 million in aggregate principal amount of convertible notes we issued, we issued $7.0 million in aggregate principal amount of convertible notes in exchange for convertible notes that we previously issued described above in Items J and K and $5.0 million in aggregate principal amount of convertible notes in exchange for cash. In accordance with their terms, the convertible notes have been accruing interest since the date of issuance. The principal amount plus accrued and unpaid interest of the convertible notes will automatically convert upon the closing of the offering made hereby into a number of shares of our common stock equal to the quotient obtained by dividing the unpaid principal amount of the convertible notes plus interest accrued but unpaid thereon, by 62.5% of the initial public offering price. Assuming the convertible notes convert on             , 2014 and an initial public offering price of $         per share, which is the mid-point of the price range set forth on the cover page of the prospectus included in this registration statement, the $12.0 million in principal amount of the outstanding convertible notes will convert into approximately              shares of our common stock.

M. In connection with the issuance of the convertible notes described above in Item L, on March 28, 2013, we issued warrants to purchase an aggregate of 46,253,855 shares of Series C preferred stock to 11 accredited investors. The warrants are exercisable at an exercise price of $0.0001 per share and are exercisable until March 28, 2023. Warrants to purchase an aggregate of 20,000 shares of Series C preferred were exercised on May 9, 2013 and May 13, 2013 as described below in Item P. We assume that the remainder of these warrants will be exercised in connection with this offering. Assuming all of these warrants are exercised for cash immediately prior to the consummation of this offering, and together with the conversion of the 20,000 shares Series C preferred stock previously issued upon the exercise of the warrants, the holders of the warrants will receive an aggregate of 46,253,855 shares of our common stock.

N. On May 6, 2013, we issued $10.5 million in aggregate principal amount of convertible notes to 43 accredited investors on the same terms as those described above in Item L. Of the $10.5 million in aggregate principal amount of convertible notes we issued, we issued $0.5 million in aggregate principal amount of convertible notes in exchange for convertible notes that we previously issued described above in Item K and $10.0 million in aggregate principal amount of convertible notes in exchange for cash. Assuming the convertible notes convert on             , 2014 and an initial public offering price of $         per share, which is the mid-point of the price range set forth on the cover page of the prospectus included in this registration statement, the $10.5 million in principal amount plus accrued interest on the outstanding convertible notes will convert into approximately              shares of our common stock.

O. In connection with the issuance of the convertible notes described above in Item N, on May 6, 2013, we issued warrants to purchase an aggregate of 40,764,332 shares of Series C preferred stock to 43 accredited investors. The warrants are exercisable at an exercise price of $0.0001 per share and are exercisable until

March 28, 2023. We assume that all of these warrants will be exercised in connection with this offering. Assuming all of these warrants are exercised for cash immediately prior to the consummation of this offering, the holders of the warrants will receive an aggregate of 40,764,332 shares of our common stock.

P. On May 9, 2013 and May 13, 2013, we issued an aggregate of 20,000 shares of Series C preferred stock upon the exercise of warrants to purchase Series C preferred stock described above in Item M to two accredited investors.

Q. From April 15, 2011 through April 15, 2014, we issued an aggregate of 36,693 shares of our common stock to certain of our employees and consultants upon the exercise of stock options issued under the 2001 equity incentive plan, as amended.

Stock Option Grants

From April 15, 2011 through April 15, 2014, we granted stock options under our 2001 equity incentive plan, as amended, to purchase an aggregate of 80,112,212 shares of common stock, net of forfeitures, at a weighted-average exercise price of $0.100 per share, to certain of our employees, consultants and directors.

Securities Act Exemptions

The offers, sales and issuances of the securities described above were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

The grants of stock options described above under “— Stock Option Grants” were exempt from registration under the Securities Act in reliance on Rule 701 promulgated under the Securities Act as offers and sales of securities under compensatory benefit plans and contracts relating to compensation in compliance with Rule 701. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

All certificates representing the securities issued in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

Item 16.	Exhibits and Financial Statement Schedules.

(a) See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because they are not required or are not applicable or the required information is shown in the financial statements or notes thereto.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northborough, Massachusetts, on May 14, 2014.

ASPEN AEROGELS, INC.

By:	/s/ Donald R. Young
Donald R. Young President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald R. Young Donald R. Young	President, Chief Executive Officer and Director (principal executive officer)	May 14, 2014

/s/ John F. Fairbanks John F. Fairbanks	Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	May 14, 2014

* Mark L. Noetzel	Chairman of the Board	May 14, 2014

* P. Ramsay Battin	Director	May 14, 2014

* Robert M. Gervis	Director	May 14, 2014

Signature	Title	Date

* Craig A. Huff	Director	May 14, 2014

* Steven R. Mitchell	Director	May 14, 2014

* David J. Prend	Director	May 14, 2014

* Richard F. Reilly	Director	May 14, 2014

*By:	/s/ Donald R. Young Donald R. Young, Attorney-in-fact	May 14, 2014

EXHIBIT INDEX

Exhibit number	Description of Exhibit

1.1*	Form of underwriting agreement.
3.1.1+	Fourth amended and restated certificate of incorporation of the Registrant, as amended.
3.1.2*	Certificate of amendment to the fourth amended and restated certificate of incorporation, as amended, of the Registrant.
3.2	Form of restated certificate of incorporation of the Registrant to be filed with the Secretary of State of the State of Delaware upon completion of this offering.
3.3+	By-laws of the Registrant, as amended.
3.4	Form of restated by-laws of the Registrant to be effective upon completion of this offering.
4.1	Form of common stock certificate.
4.2+	Form of warrant to purchase common stock issued by the Registrant in connection with 2004 and 2005 financing arrangements, as amended and restated.
4.3+	Form of warrant to purchase common stock issued by the Registrant in connection with the 2005 equity financing, as amended and restated.
4.4+	Form of warrant to purchase common stock issued by the Registrant in connection with the 2008 reorganization.
4.5+	Form of warrant to purchase common stock issued by the Registrant in connection with the 2008 financing.
4.6+	Form of warrant to purchase common stock issued by the Registrant in connection with the 2010 subordinated note and warrant financing.
4.7	Form of warrant to purchase Series C preferred stock, as amended, issued by the Registrant in connection with the 2013 convertible note and warrant financing.
4.8+	Sixth amended and restated registration rights agreement, dated as of June 11, 2012, by and among the Registrant and the investors named therein, as amended.
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.
10.1.1@+	2001 equity incentive plan, as amended.
10.1.2@+	Form of incentive stock option agreement granted under 2001 equity incentive plan, as amended.
10.1.3@+	Form of 2013 incentive stock option agreement for options issued in exchange for the forfeiture of options granted under 2001 equity incentive plan, as amended.
10.1.4@+	Form of 2013 performance-based incentive stock option agreement granted under 2001 equity incentive plan, as amended.
10.1.5@+	Form of non-qualified stock option agreement granted under 2001 equity incentive plan, as amended.
10.1.6@+	Form of 2013 non-qualified stock option agreement for options issued in exchange for the forfeiture of options granted under 2001 equity incentive plan, as amended.
10.1.7@+	Form of 2013 performance-based non-qualified stock option agreement granted under 2001 equity incentive plan, as amended.
10.1.8@+	Form of 2013 independent director stock option agreement for options issued in exchange for the forfeiture of options granted under 2001 equity incentive plan, as amended.
10.1.9@+	Form of 2013 performance-based independent director stock option agreement granted under 2001 equity incentive plan, as amended.
10.2.1@	Form of 2014 employee, director and consultant equity incentive plan.
10.2.2@	Form of stock option agreement under 2014 employee, director and consultant equity incentive plan.
10.2.3@	Form of restricted stock agreement under 2014 employee, director and consultant equity incentive plan.
10.3+	Multi-tenant industrial net lease, dated August 20, 2001, by and between the Registrant and Cabot II — MA1M03, LLC (as successor landlord to TMT290 Industrial Park, Inc.), as amended.
10.4+	Loan and security agreement by and between the Registrant and Silicon Valley Bank, dated as of March 31, 2011, as amended.

Exhibit number	Description of Exhibit

10.5+	Form of subordinated note issued by the Registrant in the 2010 subordinated note and warrant financing.
10.6+	Form of convertible note issued by the Registrant in the June 2011 convertible note financing, as amended.
10.7+	Form of convertible note issued by the Registrant in the December 2011 and March 2012 convertible note financing, as amended.
10.8+	Form of convertible note issued by the Registrant in the June 2012, July 2012, September 2012, October 2012, November 2012 and January 2013 convertible note financing, as amended.
10.9+	Form of convertible note issued by the Registrant in the March 2013 and May 2013 convertible note financing.
10.10@+	Executive agreement, dated as of August 5, 2011, by and between the Registrant and Donald R. Young, as amended by the First Amendment thereto, dated as of October 23, 2012.

10.11@+	Executive agreement, dated as of August 5, 2011, by and between the Registrant and John F. Fairbanks, as amended by the First Amendment thereto, dated as of November 6, 2012.
10.12@+	Executive agreement, dated as of August 5, 2011, by and between the Registrant and George L. Gould, Ph.D.
10.13@+	Executive agreement, dated as of August 5, 2011, by and between the Registrant and Kevin A. Schmidt.
10.14@+	Executive agreement, dated as of January 30, 2012, by and between the Registrant and Corby C. Whitaker.
10.15@	2014 corporate bonus plan and participation letters of executive officers.
10.16@	Non-employee director compensation policy.
10.17#+	Cross license agreement dated as of April 1, 2006 by and between Cabot Corporation and the Registrant, as amended.
10.18@	Form of indemnification agreement with directors and certain officers.
21.1+	Subsidiaries of the Registrant.
23.1+	Consent of KPMG LLP.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
23.3+	Consent of Freedonia Custom Research, Inc.
24.1+	Powers of Attorney (included on signature page to initial filing).

* To be filed by amendment.

+ Previously filed.

# Confidential treatment has been requested for portions of this exhibit.

@ Denotes management compensation plan or contract.